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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 6, 2002
                        (Date of earliest event reported)


                                 Prandium, Inc.
                                 --------------
             (Exact name of Registrant as specified in its charter)


       Delaware                     33-14051                     33-0197361
       --------                     --------                     ----------
(State of Incorporation)       (Commission File No.)           (IRS Employer
                                                             Identification No.)

                  2701 Alton Parkway, Irvine, California 92606
                 ----------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (949) 863-8500
                                 --------------
              (Registrant's telephone number, including area code)


                18831 Von Karman Avenue, Irvine, California 92612
                -------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On February 6, 2002, FRI-MRD Corporation, a wholly owned subsidiary of the Registrant ("FRI-MRD"), terminated the Stock Purchase Agreement (the "Agreement"), dated as of October 23, 2001, by and between FRI-MRD and Othello Holding Corporation ("Othello"), as amended, in accordance with the termination provisions of the Agreement. The Agreement provided for the sale of the Registrant's Hamburger Hamlet restaurant business (the "Hamlet Business").

     As previously disclosed in its public filings and press releases, the Registrant is currently negotiating with certain of its creditors, including Foothill Capital Corporation as the provider of the Registrant's credit facility, the holders of the FRI-MRD outstanding long-term debt (the "FRI-MRD Notes") and some of the holders of the Registrant's outstanding long-term debt (the "Prandium Notes"), to reach agreement on an acceptable capital restructuring of the Registrant and its subsidiaries and to that end has negotiated and executed a term sheet (the "Note Term Sheet") with an authorized representative (the "Representative") of holders of a majority of the FRI-MRD Notes. The Note Term Sheet requires, as part of the capital restructuring, the sale of the Hamlet Business and therefore to fulfill the terms of the Note Term Sheet, the Registrant must find an acceptable buyer. The Registrant continues to explore and develop opportunities to sell the Hamlet Business, including to Othello. Although the Registrant has not met certain deadlines contained therein, the Representative has not terminated the Note Term Sheet. As currently contemplated, in addition to the sale of the Hamlet Business, the restructuring would involve a prearranged or prepackaged plan of reorganization to be implemented through the commencement of cases by the Registrant and FRI-MRD under chapter 11 of the United States Bankruptcy Code (such cases, a "Reorganization Case"). In light of the amount that the Registrant owes to creditors and the size of the Registrant's operations, the Registrant does not anticipate that, under such a prearranged or prepackaged plan, there will be value available for distribution to its current stockholders or the holders of the subordinated Prandium Notes. The Registrant does not currently plan that the Reorganization Case would involve any of the Registrant's operating subsidiaries.

     The Registrant cannot provide any assurance it will be able to sell the Hamlet Business on acceptable terms as required by the Note Term Sheet, that it will be able to reach an acceptable agreement with its creditors on a capital restructuring, on the terms of such an agreement, or on such an agreement's effect on the Registrant's operations. If the Registrant cannot reach such an agreement, it will need to consider other alternatives, including, but not limited to, a federal bankruptcy

                                       1

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filing without a prearranged or prepackaged reorganization plan. There can be no assurance that the Registrant would be able to reorganize successfully in such a proceeding. Under any such circumstances, the Registrant does not anticipate that there will be value available for distribution to its current stockholders or the holders of the subordinated Prandium Notes.

     The Registrant issued a related press release on February 8, 2002, which is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibits
        --------

Exhibit      Description
-------      -----------

99.1         Press Release.

                                       2

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

     Dated: February 8, 2002

                                          PRANDIUM, INC.



                                          By:  /s/ Robert T. Trebing, Jr.
                                              ----------------------------------
                                          Name:  Robert T. Trebing, Jr.
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit   Description
-------   -----------

99.1      Press Release